Exhibit A of Exhibit 10.8, Norcal Prospect
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             EXHIBIT "A" - SACRAMENTO BASIN FORBES 3-D PROJECT AREA

  [Map outlining the Sacramento Area of Mutual Interest of the Norcal Prospect]


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Exhibit B of Exhibit 10.8, Norcal Prospect
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                    EXHIBIT "B" - SAN JOAQUIN BASIN PLIOCENE
                                2-D PROJECT AREA
 [Map outlining the San Joaquin Area of Mutual Interest of the Norcal Project]